EXHIBIT 3.1

AMENDED AND RESTATED
BY-LAWS
OF
TOROTEL, INC.
(Effective as of June 30, 2006)

ARTICLE I - OFFICES

The principal office of the Corporation shall be located in Olathe, Kansas. The Corporation may have such other offices either within or without the State of Missouri, as the business of the Corporation may require from time to time by the Board of Directors.

The registered office of the corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri, may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II - SHAREHOLDERS

Section 1.   ANNUAL MEETING.   The annual meeting of the Shareholders shall be held on the third Monday of September in each year beginning with the year 1986, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any Annual Meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be held.

Section 2.   SPECIAL MEETINGS.   Special meeting of the Shareholders may be called exclusively by the President or by the Board of Directors.

Section 3.   PLACE OF MEETING.   The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the Shareholders or for any special meeting of the Shareholders called by the Board of Directors. The Shareholders may designate any place, either within or without the State of Missouri, as the place for the holding or such meeting, and may include the same in a waiver of notice of any meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Missouri, except as otherwise provided in Section 5 of this Article.

Section 4.   NOTICE OF MEETINGS.   Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling such meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the Shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice shall be published to the extent required by the laws of the State of Missouri.

Section 5.   MEETING OF ALL SHAREHOLDERS.   If all of the Shareholders shall meet at any time and place, either within or without the State of Missouri, and consent to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.

Section 6.   VOTING LISTS.   At least ten days before each meeting of Shareholders, the officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each Shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.

Section 7.   QUORUM.   A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of the Shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, from time to time, without further notice, to a date not longer than ninety days from the date originally set for such meeting.

Section 8.   PROXIES.   At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.   VOTING OF SHARES.   Subject to the provisions of Section 12, each outstanding share of capital stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

Section 10.   VOTING OF SHARES BY CERTAIN HOLDERS.   Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11.   CUMULATIVE VOTING.   In all elections for Directors, every Shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are Directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of Directors multiplied by the number of his shares shall equal, or distribute them on the same principal among as many candidates as he shall see fit.

Section 12.   INFORMAL ACTION BY SHAREHOLDERS.   Any action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

Section 13.   NOMINATION OF DIRECTORS.   Nomination of persons for election to the Board of Directors of the Corporation at a meeting of the Shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of Shareholders by any Shareholder of the Corporation entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this Section 13 of Article II. Such nomination, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such Shareholder’s notice to the Secretary shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to the Shareholder giving the notice (i) the name and record address of the Shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the Shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the

Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the Shareholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded. Nothing in this Section 13 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

Section 14.   PRESENTATION OF BUSINESS AT SHAREHOLDERS’ MEETINGS.   At any meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such Shareholder’s notice to the Secretary shall set forth (a) as to each matter the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the Shareholder giving the notice (i) the name and record address of the Shareholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the Shareholder and (iii) any material interest of the Shareholder in such business. No business shall be conducted at a meeting of the Shareholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this Section 14 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of shareholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

Section 15.   PRESIDING OFFICIALS.   The Chairman of the Board of Directors, or in his absence or inability, the President, or in his absence or inability to act, a Vice President shall preside at all Shareholders’ meetings.

ARTICLE III - DIRECTORS

Section 1.   GENERAL POWERS.   The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.   NUMBER, ELECTION AND TERM.   The number of Directors of the Corporation shall be seven (7). Subject to the rights of the holders of any other series or class of stock as set forth in the Articles of Incorporation to elect Directors under specified circumstances, the Directors shall be divided with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2005 annual meeting of Shareholders, the term of office of the second class to expire at the 2006 annual meeting of Shareholders, and the term of office of the third class to expire at the 2007 annual meeting of Shareholders.

Each Director shall hold office until his or her successor shall have been duly elected and qualified, or until such Director’s earlier death, incapacity, disqualification, resignation or removal. At each annual meeting of Shareholders, commencing at the 2005 annual meeting, (A) Directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified, and (B) if authorized by a resolution of the Board of Directors, Directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Any Director may be elected for successive terms. A full term for a Director shall consist of three full years.

Section 3.   REGULAR MEETINGS.   A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings with notice of such resolution to all Directors.

Section 4.   SPECIAL MEETINGS.   Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.

Section 5.   NOTICE.   Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram provided, however, that if the designated meeting place is without the State of Missouri, an additional five days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6.   QUORUM.   A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7.   MANNER OF ACTING.   The act of the majority of the Directors present at a meeting of the Directors at which a quorum is present shall be the act of the Board of Directors.

Section 8.   VACANCIES.   In case of the death or resignation or disqualification of one or more of the Directors, a majority of the survivors or remaining Directors, even if such majority does not constitute a quorum, may fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the Shareholders. A Director elected to fill a vacancy shall serve as such until the next annual meeting of the Shareholders. In the event the Shareholders do not elect a full slate of seven (7) Directors at the annual meeting or the number of Directors falls below seven (7) for whatever reason between annual meetings, the remaining Directors may establish any number of three (3), four (4), five (5) or six (6) Directors to constitute the complete Board of Directors until the next annual meeting without the need to fill vacant Director positions and attendance at meetings of a majority of the existing Directors at any such designated, reduced size Board of Directors shall constitute a quorum in accord with Section 6 of this Article III.

Section 9.   COMPENSATION.   Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, an annual retainer and/or a fixed sum plus expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or at any Committee meeting thereof; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.   EXECUTIVE COMMITTEE.   The Board of Directors may authorize and designate from time to time or on a regular basis three (3) Directors to constitute an Executive Committee which shall have and exercise all powers of the Board of Directors in the management of the Corporation.

Section 11.   INFORMAL ACTION BY DIRECTORS.   Any action which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

ARTICLE IV - OFFICERS

Section 1.   NUMBER.   The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such other officers as may be elected in accordance with the provisions of this Article. The Chairman of the Board of Directors and the President shall be chosen from the Members of the Board of Directors. The remaining officers of the Corporation need not be chosen from the Members of the Board, but they may be so chosen. The Board of Directors, by resolution, may create the offices of one or more assistant Treasurers and assistant Secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in the By-Laws, or, in the absence of such provisions, as may be determined by resolution of the Board of Directors.

Section 2.   ELECTION AND TERM OF OFFICE.   The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.   REMOVAL.   Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.   VACANCIES.   If the office of any officer of the Corporation becomes vacant because of death, resignation, removal, disqualification or for any other reason or if any officer of the Corporation is unable to perform the duties of his office for any reason, the Board of Directors may choose a successor who shall replace such officer or the Board of Directors may delegate the duties of any such vacant office to any other officer or to any Director of the Corporation for the unexpired portion of the term.

Section 5.   THE CHAIRMAN OF THE BOARD.   The Chairman of the Board of Directors shall be the principal executive officer of the Corporation and shall preside at all meetings of Shareholders and Directors. The Chairman shall possess the same power as the President and may sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors except where by law the signature of the President is required. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President.

Section 6.   PRESIDENT.   The President shall supervise and control the business and affairs of the Corporation. He shall preside at all meetings of the Shareholders and of the Board of Directors in the absence of the Chairman of the Board of Directors. He may sign, with the Secretary or Treasurer or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Unless the Board otherwise provides, the President, or any person designated in writing by him, may (i) attend meetings of shareholders of other corporations to represent this Corporation and to vote or take action with respect to the shares of any such corporation owned by this Corporation in such manner as he or his designee may determine, and (ii) execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any such shares owned by his Corporation.

Section 7.   THE VICE-PRESIDENT.   In the absence of the President or the Chairman of the Board or in the event of inability or refusal to act by both, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order of their election) shall perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8.   THE TREASURER.   If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these By-Laws; (b) in general, perform all the duties incident to the office of Treasurer and such other duties from time to time may be assigned to him by the President or by the Board of Directors.

Section 9.   THE SECRETARY.   The Secretary shall: (a) keep the minutes of the Shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (e) in general, perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10.   ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.   The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Assistant Secretaries and Treasurers, as thereunto authorized by the Board of Directors may sign with the President or a Vice-President certificates for shares of the Corporation the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

Section 11.   SALARIES.   The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V - AGENTS AND ATTORNEYS

The Board of Directors may appoint such agents, attorneys, and attorneys-in-fact of the Corporation as it may deem proper, and may, by written power of attorney, authorize such agents, attorneys, or attorneys-in-fact, to represent it and for it and in its name, place and stead, and for its use and benefit to transact any and all business which said Corporation is authorized to transact or do by its Articles of Incorporation, and in its name, place and stead, and as its corporate act and deed, to sign, acknowledge and execute any and all contracts and instruments, in writing necessary or convenient in the transaction of such business as fully to all intents and purposes as said Corporation might or could do if it acted by and through its regularly elected and qualified officers.

ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.   CONTRACTS.   The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.   LOANS.   No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.   CHECKS, DRAFTS, ETC.   All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer of officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.   DEPOSITS.   All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.   CERTIFICATES FOR SHARES.   Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed, manually or by facsimile, if such certificates be signed by the transfer agent and registrar, by the President or Vice-President and by the Secretary, Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the Corporation or facsimile thereof. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.   TRANSFERS OF SHARES — TRANSFER AGENT — REGISTRAR.   Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or transfer clerk for the Corporation. The Corporation, by resolution of the Board, may from time to time appoint a transfer agent or transfer clerk, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent or transfer clerk of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him, shall perform all or the duties thereof.

Section 3.   TREASURY STOCK.   All issued and outstanding stock of the Corporation that may be purchased or otherwise acquired by the Corporation shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Corporation.

Section 4.   CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.   The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding fifty (50) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or for the allotment of rights or the date when any change or conversion or exchange of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding fifty (50) days preceding the date of any dividend or for the allotment of rights, or to the date when any change or reconversion or exchange of shares shall be effective, as the record date for determination of Shareholders entitled to notice of, or to vote at, such meeting, or Shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of shares; and the Shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the Shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its Shareholders entitled to vote or of any other Shareholder rights, the date on which notice of the meeting is mailed or the date such dividend is declared or other right announced, as the case may be, shall be the record date for such determination of Shareholders so entitled to vote.

ARTICLE VIII - FISCAL YEAR

The fiscal year of the Corporation will begin on the first day of May in each year starting in 1985 and end on the last day of April in each year.

ARTICLE IX - DIVIDENDS

The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X - SEAL

The Corporation shall have a corporate seal which shall have inscribed around the circumference thereof “TOROTEL, INC., Missouri,” and elsewhere thereon shall bear the words “Corporate Seal.” The corporate seal may be affixed by impression or may be by facsimile.

ARTICLE XI - WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of The General and Business Corporation Law of Missouri, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII - INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that , despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

Any indemnification under either of the first two paragraphs of this Section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the appropriate statutes of the State of Missouri. Such determination shall be made by the Board of Directors of the Corporation by a majority vote of a quorum of Directors who were not parties to the action, suit, or proceeding, or, if such a quorum is not obtainable, or , even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the Shareholders of the Corporation.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

ARTICLE XIII - AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the affirmative vote of two-thirds of the Corporation’s Shareholders at any annual meeting of the Shareholders or at any special meeting of the Shareholders called for that purpose or by the Board of Directors; provided, however, that the power of the Directors to alter, amend, suspend or repeal the By-Laws or any portion thereof may be denied as to any By-Laws or portion thereof enacted by the Shareholders if at the time of such enactment the Shareholders shall so expressly provide.